Exhibit 8.1

The following table sets forth our ownership interests in our subsidiaries as of December 31, 2019.

	Country of incorporation	Total stock held
Agenciamiento y Servicios Profesionales S.A. de C.V.	Mexico	99.9990%
Arauco Argentina S.A.	Argentina	99.9801
Arauco Australia Pty Ltd.	Australia	99.9990
Arauco Bioenergía S.A.	Chile	99.9999
Arauco Canada (ex Flakeboard Company Limited)	Canada	99.9990
Arauco Colombia S.A.	Colombia	99.9982
Arauco do Brasil S.A.	Brazil	99.9990
Arauco Europe Cooperatief U.A.	The Netherlands	99.9990
Arauco Florestal Arapoti S.A.	Brazil	79.9992
Arauco Forest Brasil S.A.	Brazil	99.9991
Arauco Industria de México S.A. de C.V.	Mexico	99.9990
Arauco Indústria de Painéis Ltda	Brazil	99.9990
Arauco Middle East DMCC	Dubai	99.9990
Arauco North America, Inc.	U.S.A.	99.9990
Arauco Nutrientes Naturales SpA	Chile	99.9484
Arauco Perú S.A.	Peru	99.9990
Arauco Química S.A. de C.V.	Mexico	99.9990
Arauco Serviquimex S.A. de C.V.	Mexico	99.9990
Arauco Wood (China) Company Limited	China	99.9990
Araucomex S.A. de C.V.	Mexico	99.9990
Araucomex Servicios S.A. de C.V.	Mexico	99.9990
Consorcio Protección Fitosanitaria Forestal S.A.	Chile	57.0831
Empreendimentos Florestais Santa Cruz Ltda	Brazil	99.9985
Forestal Arauco S.A.	Chile	99.9484
Forestal Cholguán S.A.	Chile	98.5676
Forestal Los Lagos S.A.	Chile	79.9587
Forestal Nuestra Señora del Carmen S.A.	Argentina	99.9805
Forestal Talavera S.A.	Argentina	99.9942
Greenagro S.A.	Argentina	97.9805
Inversiones Arauco Internacional Ltda	Chile	99.9990
Investigaciones Forestales Bioforest S.A.	Chile	99.9489
Leasing Forestal S.A.	Argentina	99.9801
Maderas Arauco S.A. (Ex Paneles Arauco S.A.)	Chile	99.9995
Maderas Arauco Costa Rica S.A.	Costa Rica	99.9990
Mahal Empreendimentos e Participacoes S.A.	Brazil	99.9990
Novo Oeste Gestão de Ativos Florestais S.A.	Brazil	99.9990
Prime-Line, Inc.	U.S.A.	99.9990
Savitar S.A.	Argentina	99.9841
Servicios Aéreos Forestales Ltda	Chile	99.9990
Servicios Logísticos Arauco S.A.	Chile	99.9997
Tablered Araucomex, S.A. de C.V.	Mexico	99.9990